                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                          QUARTERDECK CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

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     (4)  Date Filed:

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

[QUARTERDECK LOGO]


                            QUARTERDECK CORPORATION

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD OCTOBER 22, 1998

To Our Stockholders:

     The Special Meeting of Stockholders of Quarterdeck Corporation (the "Company") will be held at the Marina del Rey Hotel, 13534 Bali Way, Marina del Rey, California 90292, on October 22, 1998, at 10:00 a.m., local time (the "Special Meeting"), for the following purposes:

     1. To approve an amendment to the Company's Certificate of Incorporation to
        effect a      -for-one reverse stock split of the Company's Common Stock and to reduce the number of authorized shares of the Company's Common
        Stock from 100,000,000 to             .

     2. To transact other business as may properly come before the Special Meeting or any adjournments thereof.

     The Board of Directors has fixed September 17, 1998 as the record date for determination of stockholders entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof.

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE ENCLOSED FOR THAT PURPOSE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE SUCH PROXY BY APPROPRIATE WRITTEN NOTICE OR BY VOTING IN PERSON AT THE SPECIAL MEETING.

                                          By Order of the Board of Directors

                                          Gadi Navon
                                          Secretary

Los Angeles, California
September 21, 1998

                            QUARTERDECK CORPORATION
                               13160 MINDANAO WAY
                        MARINA DEL REY, CALIFORNIA 90292
                                 (310) 309-3700
                            ------------------------

                                PROXY STATEMENT
                        SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 22, 1998
                            ------------------------

GENERAL

     The accompanying proxy is solicited by and on behalf of the Board of Directors of Quarterdeck Corporation (the "Company") in connection with the Special Meeting of Stockholders of the Company (the "Special Meeting") to be held at 10:00 a.m., local time, on October 22, 1998 at the Marina del Rey Hotel, 13534 Bali Way, Marina del Rey, California 90292, and at any and all postponements and adjournments thereof.

     This Proxy Statement and accompanying proxy will first be mailed to stockholders on or about September 21, 1998. The costs of solicitation of proxies will be paid by the Company. In addition to soliciting proxies by mail, the Company's officers, directors and other regular employees, without additional compensation, may solicit proxies personally or by other appropriate means. In addition, MacKenzie Partners, Inc. has been engaged to solicit proxies
on behalf of the Company for a fee of $          plus reasonable out-of-pocket
expenses. The Company will reimburse brokers, banks, fiduciaries and other custodians and nominees holding the Company's Common Stock, $.001 par value (the "Common Stock") in their names or in the names of their nominees for their reasonable charges and expenses in forwarding proxies and proxy materials to the beneficial owners of such Common Stock.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only stockholders of record of the Company's Common Stock as of September 17, 1998 will be entitled to vote at the meeting. On September 17, 1998, there
were outstanding           shares of Common Stock, which constituted all of the
outstanding voting securities of the Company entitled to vote at the Special Meeting. Each share of Common Stock is entitled to one vote on all matters to come before the Special Meeting.

     The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote is necessary to constitute a quorum at the Special Meeting. Abstentions are counted for the purpose of determining the presence or absence of a quorum for the transaction of business. Broker non-votes (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) will not be considered as present and entitled to vote for purposes of determining a quorum. In the event that there are not sufficient votes for a quorum at the time of the Special Meeting, the Special Meeting may be adjourned in order to permit the further solicitation of proxies.

     The affirmative vote of a majority of the outstanding shares of Common Stock will be required to approve and authorize the proposed amendment to the
Company's Certificate of Incorporation to effect the      -for-one reverse stock
split of the Company's Common and to reduce the number of authorized shares of
the Company's Common Stock from 100,000,000 to           . Except for procedural
matters incident to the conduct of the Special Meeting, the Company does not know of any matters other than the reverse stock split that are to come before the Special Meeting. If any other matters are properly brought before the Special Meeting, the persons named in the accompanying proxy will vote the shares represented by such proxies on such matters as determined by a majority of the Board of Directors.

REVOCABILITY OF PROXIES

     Proxies must be written, signed by the stockholder and returned to the Secretary of the Company. Any stockholder who signs and returns a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a date later than the date of the proxy being revoked. Any stockholder attending the Special Meeting in person may withdraw such stockholder's proxy and vote such stockholder's shares.

     The following proposal will be submitted for stockholder consideration and voting at the Special Meeting.

                          REVERSE STOCK SPLIT PROPOSAL

     The Board of Directors of the Company has approved the proposal for the -for-one reverse stock split of the Company's Common Stock (the "Reverse
Stock Split") and the reduction in the number of authorized shares of the
Company's Common Stock from 100,000,000 to           (the "Authorized Shares
Reduction"), subject to the approval by the stockholders of the Company. The proposal for the Reverse Stock Split and the Authorized Shares Reduction is referred to herein as the "Reverse Stock Split Proposal".

     Except for an adjustment which may result from the rounding up of fractional shares as described below, each stockholder will hold the same percentage of Common Stock outstanding immediately following the Reverse Stock Split as each stockholder did immediately prior to the Reverse Stock Split. If approved by the stockholders of the Company as provided herein, the Reverse Stock Split and the Authorized Shares Reduction will be effected by an amendment to the Company's Certificate of Incorporation in substantially the form attached to this Proxy Statement as Appendix A (the "Reverse Stock Split Amendment"), and will become effective upon the filing of the Reverse Stock Split Amendment with the Secretary of State of Delaware (the "Effective Date"). The following discussion is qualified in its entirety by the full text of the Reverse Stock Split Amendment, which is hereby incorporated by reference herein.

     At the Effective Date, each share of Common Stock issued and outstanding
will automatically be reclassified and converted into one-          of a share
of Common Stock. Fractional shares of Common Stock will not be issued as a result of the Reverse Stock Split, but instead, any fractional shares will be rounded up to the nearest whole share.

     The Company expects that, if the Reverse Stock Split Proposal is approved by the stockholders at the Special Meeting, the Reverse Stock Split Amendment will be filed promptly. However, notwithstanding approval of the Reverse Stock Split Proposal by the stockholders of the Company, the Board of Directors of the Company may elect not to file, or to delay the filing of, the Reverse Stock Split Amendment, if the Board of Directors determines that filing the Reverse Stock Split Amendment would not be in the best interest of the Company and its stockholders.

REASONS FOR THE REVERSE STOCK SPLIT

     The primary purpose of the Reverse Stock Split is to combine the outstanding shares of Common Stock so that the Common Stock outstanding after giving effect to the Reverse Stock Split trades at a significantly higher price per share than the Common Stock outstanding before giving effect to the Reverse Stock Split. The Company believes that the Reverse Stock Split will aid the Company in remaining eligible for listing on the Nasdaq National Market of The Nasdaq Stock Market, Inc. (the "Nasdaq National Market") or in the alternative, enable the Company to be eligible for listing on the Nasdaq SmallCap Market (the "Nasdaq SmallCap Market").

     The closing bid price for the Common Stock on the Nasdaq National Market on
            , 1998, was $     per share. In response to an inquiry from the
Staff of the Nasdaq National Market, the Company has proposed to effect the Reverse Stock Split in order to comply with the minimum bid price requirement of $5.00 per share required for continued inclusion of the Common Stock on the Nasdaq National Market, pursuant to the Nasdaq listing requirements (the "Nasdaq Listing Requirements"). On July 13, 1998, the Staff advised the Company that it was not convinced that the Company could achieve and sustain compliance with the minimum bid price and scheduled the Common Stock to be delisted. The Company has requested an oral hearing to discuss the Staff's decision and in the meantime, the delisting is stayed pending resolution of the Nasdaq hearing or subsequent appeals. The Company believes, but cannot assure, that the Reverse Stock Split will enable the Common Stock to trade above the minimum bid price established by the Nasdaq Listing Requirements, however, there can be no assurance that the Company will succeed in convincing Nasdaq that it will be able to meet or continue to meet the listing requirements for the Nasdaq National Market. There can also be no assurance that the Company will otherwise meet or continue to meet other requirements under the Nasdaq Listing Requirements. See "-- Other Nasdaq Requirements."

     If it is determined that the Company's Common Stock is no longer eligible for listing on the Nasdaq National Market, the Company believes that it may meet the listing requirements for and maintain a listing on the Nasdaq SmallCap Market. The minimum bid price for continued listing on the Nasdaq SmallCap Market is $1.00 per share and as a result, the Company would still be required to effect the Reverse Stock Split. Once the Company's Common Stock is listed on the Nasdaq SmallCap Market, there can be no assurance that the Common Stock will continue to trade above the minimum bid price or that the Company will continue to meet the other requirements under the Nasdaq Listing Requirements. See
"-- Other Nasdaq Requirements."

     The Company believes that maintaining the listing of the Common Stock on the Nasdaq National Market or the Nasdaq SmallCap Market is in the best interests of the Company and its stockholders. Inclusion in Nasdaq National Market or the Nasdaq SmallCap Market increases liquidity and may potentially minimize the spread between the "bid" and "asked" prices quoted by market makers. Further, a Nasdaq National Market or Nasdaq SmallCap Market listing may enhance the Company's access to capital and increase the Company's flexibility in responding to anticipated capital requirements. The Company believes that prospective investors will view an investment in the Company more favorably if its shares qualify for listing on either the Nasdaq National Market or the Nasdaq SmallCap Market. In addition, the Company has agreed with the holders of its Series C Convertible Preferred Stock to use commercially reasonable efforts to continue the listing or trading of the Common Stock on the Nasdaq National Market or the Nasdaq SmallCap Market or a national securities exchange.

     The Company also believes that the current per share price level of the Company's Common Stock has reduced the effective marketability of the shares because of the reluctance of many leading brokerage firms to recommend low priced stock to their clients. Certain investors view low-priced stock as unattractive, although certain other investors may be attracted to low-priced stock because of the greater trading volatility sometimes associated with such securities. In addition, a variety of brokerage house policies and practices tends to discourage individual brokers within those firms from dealing in low-priced stock. Some of those policies and practices pertain to the payment of brokers commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint.

     In addition, since brokerage commissions on low-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, the current share price of the Common Stock can result in individual stockholders paying transaction costs (commissions, markups, or markdowns) which are a higher percentage of their total share value than would be the case if the share price were substantially higher. This factor also may limit the willingness of institutions to purchase the Common Stock at its current low share price.

     In the event that the Company's Common Stock is delisted from the Nasdaq National Market and is ineligible to be listed on the Nasdaq SmallCap Market, sales of the Company's Common Stock would likely only be conducted in the over-the-counter market or potentially in regional exchanges. This may negatively impact the liquidity and price of the Common Stock and investors may find it more difficult to purchase or dispose of, or to obtain accurate quotations as to the market value of, the Company's Common Stock.

     In addition, if the Common Stock is not listed on either the Nasdaq National Market or the Nasdaq SmallCap Market and the trading price of the Common Stock were to remain below $5.00 per share, trading in the Company's Common Stock would also be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). The additional burdens imposed upon broker-dealers from effecting transactions in the Common Stock could limit the market liquidity of the Common Stock and the ability of investors to trade the Company's Common Stock.

     For all the above reasons, the Company believes that the Reverse Stock Split is in the best interests of the Company and its stockholders. However, there can be no assurances that the Reverse Stock Split will have the desired consequences. The Company anticipates that, following the consummation of the Reverse Stock Split, the Common Stock will trade at a price per share that is significantly higher than the current market price of the Common Stock. However, there can be no assurance that, following the Reverse Stock Split, the Common
Stock will trade at                times the market price of the Common Stock
prior to the Reverse Stock Split.

REASONS FOR THE AUTHORIZED SHARES REDUCTION

     The purpose of the Authorized Shares Reduction is to decrease the number of authorized shares of Common Stock following effectiveness of the Reverse Stock Split so that the number of shares of Common Stock following the Reverse Stock Split bears a more appropriate relation to the total number of shares of Common Stock then outstanding.

EFFECT OF THE REVERSE STOCK SPLIT PROPOSAL

     Although the Company expects to file the Reverse Stock Split Amendment with the Delaware Secretary of State's office promptly following approval of the Reverse Stock Split Proposal at the Special Meeting, the actual timing of such filing (and whether such filing is made) will be determined by the Board of Directors based upon their evaluation as to when such action will be most advantageous to the Company and its stockholders.

     After the Reverse Stock Split, each stockholder shall own
one-               as many shares (but the same percentage of the outstanding shares) as such stockholder owned before the Reverse Stock Split, provided, however, that any fractional share shall be rounded upward to the nearest whole share. The number of shares of Common Stock that may be purchased upon the exercise of outstanding options, warrants, and other securities convertible into, or exercisable or exchangeable for, shares of Common Stock, including outstanding shares of the Company's Series C Convertible Preferred Stock (collectively, "Convertible Securities") and the per share exercise or conversion prices thereof, will be adjusted appropriately as of the Effective Date, so that the aggregate number of shares of Common Stock issuable in respect of Convertible Securities immediately following the Effective Date will be
one-     of the number issuable in respect thereof immediately prior to the
Effective Date, and the aggregate exercise or conversion prices thereunder shall remain unchanged.

     The Reverse Stock Split may also result in some stockholders owning "odd lots" of less than 100 shares of Common Stock received as a result of the Reverse Stock Split. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

     The par value of the Common Stock will remain at $.001 per share following the Reverse Stock Split and the Authorized Shares Reduction, and the number of shares of the Common Stock outstanding will be reduced. As a consequence, the aggregate par value of the outstanding Common Stock will be reduced, while the aggregate capital in excess of par value attributable to the outstanding Common Stock for statutory and accounting purposes will be correspondingly increased. The Reverse Stock Split and Authorized Shares Reduction will not affect the Company's retained deficit or total stockholders' equity. If the Reverse Stock Split is effected, all share and per share information would be retroactively adjusted following the Effective Date to reflect the Reverse Stock Split and the Authorized Shares Reduction for all periods presented in future filings.

     The Common Stock is currently listed on the Nasdaq National Market, under the trading symbol QDEK.

EXCHANGE OF STOCK CERTIFICATES; NO FRACTIONAL SHARES

     The combination and reclassification of shares of Common Stock pursuant to the Reverse Stock Split and Authorized Shares Reduction will occur automatically on the Effective Date without any action on the part of stockholders of the Company and without regard to the date certificates representing shares of Common Stock prior to the Reverse Stock Split and Authorized Shares Reduction
are physically surrendered for new certificates. Every           (     ) shares
of issued Common Stock would be converted and reclassified into one (1) share of post-split Common Stock, and any fractional interests resulting from such reclassification would be rounded upward to the nearest whole share. For example, a holder of one hundred (100) shares prior to the Effective Date would
be the holder of           (     ) shares at the Effective Date, and the holder
of           (     ) shares prior to the Effective Date would be the holder of
          (     ) shares at the Effective Date.

     As soon as practicable after the Effective Date, transmittal forms will be mailed to each holder of record of certificates for shares of Common Stock to be used in forwarding such certificates for surrender and exchange for certificates representing the number of shares of Common Stock such stockholder is entitled to receive as a consequence of the Reverse Stock Split. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of such transmittal form, each stockholder should surrender the certificates representing shares of Common Stock prior to the Reverse Stock Split, in accordance with the applicable instructions. Each holder who surrenders certificates will receive new certificates representing the whole number of shares of Common Stock that such stockholder holds as a result of the Reverse Stock Split including shares resulting from the rounding up of any fractional shares. Stockholders will not be required to pay any transfer fee or other fee in connection with the exchange of certificates.

STOCKHOLDERS SHOULD NOT SEND THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM.

     After the Effective Date, each certificate representing shares of Common Stock outstanding prior to the Effective Date (an "old certificate") will, until surrendered and exchanged as described above, be deemed, for all corporate purposes, to evidence ownership of the number of shares of Common Stock into which the shares of Common Stock evidenced by such certificate have been converted by the Reverse Stock Split.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion of material federal income tax consequences of the Reverse Stock Split is based upon the Internal Revenue Code of 1986 (the "Code"), Treasury regulations thereunder, judicial decisions, and current administrative rulings and practices, all as in effect on the date hereof and all of which could be repealed, overruled, or modified at any time, possibly with retroactive effect. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

     This discussion may not address certain federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances or to certain types of stockholders (such as dealers in securities, insurance companies, foreign individuals and entities, financial institutions, and tax-exempt entities) who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local, or foreign laws. STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT.

     Except as discussed below, no gain or loss should be recognized by a stockholder who receives only Common Stock upon the Reverse Stock Split. The aggregate tax basis of the shares of Common Stock held by a stockholder following the Reverse Stock Split will equal the stockholder's aggregate basis in the Common Stock held immediately prior to the Reverse Stock Split and generally will be allocated among the shares of

Common Stock held following the Reverse Stock Split on a pro-rata basis. Stockholders who have used the specific identification method to identify their basis in shares of Common Stock combined in the Reverse Stock Split should consult their own tax advisors to determine their basis in the post-Reverse Stock Split shares of Common Stock received in exchange therefor. Shares of Common Stock received should have the same holding period as the Common Stock surrendered. Although not free from doubt, the results described above should apply to a stockholder who receives a portion of his or her Common Stock as a result of the rounding up of a fractional share to a whole share. However, it is possible that the receipt of additional Common Stock due to rounding could be wholly or partly taxable.

OTHER NASDAQ REQUIREMENTS

     In addition to the minimum bid price per share requirement described above, the Common Stock's continued listing on the Nasdaq National Market is subject to the maintenance of other quantitative and non-quantitative requirements, as set forth in the Nasdaq Listing Requirements. In particular, the Nasdaq Listing Requirements require that a company currently included in the Nasdaq National Market meet each of the following standards to maintain its continued listing:
(i) either (A) market capitalization of $50 million, or (B) both (x) total assets of $50 million and (y) total revenue of $50 million; (ii) public float of at least 1.1 million shares, with a market value of at least $15 million; (iii) minimum bid price of $5; (iv) at least 400 round lot beneficial shareholders;
(v) at least four market makers, and (vi) compliance with certain corporate governance requirements. Although the Company believes that it will meet such requirements on the first full trading day after the Reverse Stock Split has become effective, there can be no assurances that such will be the case, or that continued losses or other factors will not cause the Company to fail to meet such requirements.

     If the Company is delisted from the Nasdaq National Market, the Company intends to list the Company's Common Stock on the Nasdaq SmallCap Market. If Nasdaq were to waive the initial listing requirements of the Nasdaq SmallCap Market, the Company would be required to meet each of the following requirements to maintain a continued listing on the Nasdaq SmallCap Market: (i) either (A) net tangible assets of $2 million, (B) market capitalization of $35 million, or
(C) net income (in the latest fiscal year or 2 of the last 3 fiscal years) of $500,000; (ii) public float of at least 500,000 shares, with a market value of at least $1 million; (iii) minimum bid price of $1; (iv) at least 300 round lot beneficial shareholders; (v) at least two market makers, and (vi) compliance with certain corporate governance requirements. Even if the Company initially meets such requirements, there can be no assurances that such will be the case, or that continued losses or other factors will not cause the Company to fail to meet such requirements.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE REVERSE STOCK SPLIT PROPOSAL.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of August 10, 1998, with respect to Common Stock of the Company owned by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each current director of the Company, (iii) each current executive officer of the Company, and (iv) all directors and executive officers of the Company as a group. Except as noted below, each stockholder has sole voting and investment power with respect to the shares shown. Amounts shown include shares subject to outstanding options that are exercisable within 60 days of August 10, 1998. The address of each such person is that of the Company, 13160 Mindanao Way, Marina del Rey, California 90292.

                                           NUMBER OF SHARES OF     PERCENT OF SHARES
                  NAME                        COMMON STOCK          OF COMMON STOCK
                  ----                     -------------------    --------------------
Frank W.T. LaHaye(1).....................        200,471                    *
William H. Lane III(2)...................         61,250                    *
King R. Lee(3)...........................        153,750                    *
Howard Morgan(4).........................        154,176                    *
Frank Greico(5)..........................         62,208                    *
John Strosahl(6).........................         25,842                    *
Cheri Kaplan-Smith.......................              0                    *
Suzanne Dickson(7).......................         46,520                    *
Gadi Navon(8)............................         12,030                    *
All directors and executive officers as a
  group (9 persons)(9)...................        713,390                  1.1%

---------------
 *  Less than one percent

(1) Includes 48,750 shares which may be purchased pursuant to options granted to Mr. LaHaye, exercisable within 60 days of August 10, 1998, and also includes 151,721 shares of Common Stock held by the Frank LaHaye Family Trust, of which Mr. LaHaye is Trustee.

(2) Includes 46,250 shares which may be purchased pursuant to options granted to Mr. Lane, exercisable within 60 days of August 10, 1998 and also includes
    15,000 shares of Common Stock held by                , of which
                   are the Trustees.

(3) Includes 143,750 shares which may be purchased pursuant to options granted to Mr. Lee, exercisable within 60 days of August 10, 1998, and also includes 10,000 shares of Common Stock held by The Lee Living Trust, of which Mr. Lee and his spouse are the Trustees.

(4) Includes 48,750 shares which may be purchased pursuant to options granted to Mr. Morgan, exercisable within 60 days of August 10, 1998, and also includes shares of Common Stock held in trust for Dr. Morgan's children with respect to which Dr. Morgan disclaims beneficial ownership.

(5) Includes 55,208 shares which may be purchased pursuant to options granted to Mr. Greico, exercisable within 60 days of August 10, 1998 and also includes
    7,000 shares of Common Stock held by                , of which
                   are the Trustees.

(6) Includes 22,985 shares which may be purchased pursuant to options granted to Mr. Strosahl, exercisable within 60 days of August 10, 1998.

(7) Includes 46,520 shares which may be purchased pursuant to options granted to Ms. Dickson, exercisable within 60 days of August 10, 1998.

(8) Includes 12,030 shares which may be purchased pursuant to options granted to Mr. Navon, exercisable within 60 days of August 10, 1998.

(9) Includes 424,243 shares which may be purchased pursuant to options granted to the directors and executive officers as a group, exercisable within 60 days of August 10, 1998.

                     STOCKHOLDER PROPOSALS AND NOMINATIONS

     Any stockholder intending to submit to the Company a proposal for inclusion in the Company's Proxy Statement and proxy relating to the fiscal year ending September 30, 1998 must submit such proposal so that it is received by the Company no later than September 7, 1998. Stockholder proposals should be submitted to the Secretary of the Company.

     Pursuant to the Company's Bylaws, no business proposal will be considered properly brought before the next annual meeting by a stockholder, and no nomination for the election of directors will be considered properly made at the next annual meeting by a stockholder, unless notice thereof, which contains certain information required by the Bylaws, is provided to the Company not less than 60 days nor more than 90 days prior to the meeting, provided, however, that, in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, a stockholder's notice will be timely if received not later than the tenth day following the day on which such notice of the date of the meeting is mailed or such public disclosure is made.

     Under SEC Rule 14a-4, as recently amended, the Company may exercise discretionary voting authority at its next annual meeting of stockholders under proxies it solicits to vote on a proposal made by a stockholder that the stockholder does not seek to include in the Company's proxy statement pursuant to Rule 14a-8, unless the Company is notified about the proposal by November 21, 1998 and the stockholder satisfies the other requirements of Rule 14a-4(c).

     STOCKHOLDERS ARE URGED TO IMMEDIATELY MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,

                                          Gadi Navon
                                          Secretary
Los Angeles, California
September 21, 1998

                                   APPENDIX A

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            QUARTERDECK CORPORATION

     QUARTERDECK CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware:

     DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of QUARTERDECK CORPORATION, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling for consent of the stockholders at a meeting of said corporation for consideration thereof.

     SECOND: That pursuant to such resolution, the first paragraph of Article IV of said corporation's Certificate of Incorporation would be amended to read as follows:

          "Effective immediately upon the filing of this Amendment to the Certificate of Incorporation in the office of the Secretary of State of the State of Delaware, the outstanding shares of Common Stock shall be and hereby are combined and reclassified as follows: each share of Common Stock shall be reclassified as and converted into one- of a share of Common Stock; provided, however, that any fractional shares shall be rounded up to the nearest whole share of Common Stock. Certificates representing shares combined and reclassified as provided in this Amendment are hereby canceled, and, upon presentation of the canceled certificates to the Corporation, the holders thereof shall be entitled to receive new certificates representing the shares resulting from such combination and reclassification.

          The total authorized number of shares of the Corporation shall be
               shares, consisting of      shares designated as Common Stock,
     $.001 par value, and 2,000,000 shares designated as Preferred Stock, $.001 par value."

     THIRD: That thereafter, pursuant to resolution of its Board of Directors, the stockholders of said corporation considered and adopted said amendment of
Article IV at a duly constituted meeting thereof, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     FOURTH: That said amendment was duly adopted in accordance with the provisions of Section 242(b) of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said QUARTERDECK CORPORATION has caused this
certificate to be signed by                , its                , and attested
by                , its                , this      day of           , 1998.

                                          By:

                                          --------------------------------------

Attest:

PROXY

                            QUARTERDECK CORPORATION
              13160 MINDANAO WAY, MARINA DEL REY, CALIFORNIA 90292

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints King Lee or Gadi Navon or either of them, with unlimited power of substitution, as Proxies, to represent the undersigned at the Special Meeting of Stockholders of QUARTERDECK CORPORATION, to be held on October 22, 1998, at the Marina del Rey Hotel, 13534 Bali Way, Marina del Rey, California 90292, at 10:00 a.m. or any postponements or adjournments thereof, and to vote, as directed herein, all shares of Common Stock, which the undersigned would be entitled to vote if then personally present. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

[X] Please mark your vote as in this example

-- To approve and authorize an amendment to the Company's Certificate of
Incorporation to effect a   -for-one reverse stock split of the Company's Common
Stock and to reduce the number of authorized shares of the Company's Common
Stock from 100,000,000 to              .

          FOR [ ]               AGAINST [ ]               ABSTAIN [ ]



-----------------------------------------
Signature of Stockholder



DATED _______________________, 1998


NOTE: Please sign exactly as your name appears hereon. If stock is registered in the name of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys, and corporate officers should show their full titles.


PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE POSTPAID ENVELOPE PROVIDED.